Exhibit 23

                   CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 1995, which appears on page 66 of the 1994 Annual Report to Shareholders of Anheuser-Busch Companies, Inc., which is incorporated by reference in the Anheuser-Busch Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of such Annual Report on Form 10-K.

PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP


St. Louis, Missouri
March 24, 1995